UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 17, 2019

RA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37926	26-2908274
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

87 Cambridgepark Drive
Cambridge, MA	02140
(Address of principal executive offices)	(Zip Code)

(617) 401-4060

(Registrant’s telephone number, include area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RARX	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On December 17, 2019, Ra Pharmaceuticals, Inc., a Delaware corporation (the “Company”), held a special meeting of stockholders (the “Special Meeting”) to consider a proposal to adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 9, 2019, by and among the Company, UCB S.A., a société anonyme formed under the laws of Belgium (“UCB”), and Franq Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of UCB (“Merger Sub”), pursuant to which, among other matters and on the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as an indirect wholly owned subsidiary of UCB.

As of the close of business on November 12, 2019, the record date of the Special Meeting, there were 47,145,946 shares of common stock of the Company, par value $0.001 per share (“Company Common Stock”), outstanding, each of which was entitled to one vote on each proposal at the Special Meeting. At the Special Meeting, a total of 33,903,571 shares of Company Common Stock, representing approximately 71.91% of the outstanding shares of Company Common Stock entitled to vote, were present in person or represented by proxy, constituting a quorum to conduct business.

At the Special Meeting, Company stockholders considered one proposal, which is described in more detail in a definitive proxy statement filed by the Company with the Securities and Exchange Commission on November 15, 2019, as supplemented on December 6, 2019 (the “Proxy Statement”). The final results regarding the proposal are set forth below.

Proposal No. 1: Approval of the Merger Proposal

The Company’s stockholders approved the proposal to adopt the Merger Agreement (the “Merger Proposal”). The voting results for the Merger Proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
33,903,450	21	100	—

The proposal to approve an adjournment of the Special Meeting (Proposal No. 2) to a later date or dates, if necessary, to solicit additional proxies if there were insufficient votes to adopt the Merger Agreement at the time of the Special Meeting, was deemed not necessary and not acted upon at the Special Meeting because there were sufficient votes at the time of the Special Meeting to approve the adoption of the Merger Agreement.

Item 8.01.	Other Events

In connection with the Merger, on October 23, 2019, the Company and UCB filed the notification and report forms required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), with the Federal Trade Commission (the “FTC”) and the Antitrust Division of the Department of Justice. UCB voluntarily withdrew its October 23, 2019 notification and report form effective November 22, 2019 and re-filed such form on November 26, 2019. The review of the transaction is ongoing, and the parties are actively working with the government to facilitate that process.  In order to provide the FTC with additional time to complete its current review of the proposed Merger, UCB is voluntarily withdrawing its November 26, 2019 notification and report form effective December 18, 2019. UCB intends to re-file such form in January 2020. Following such re-filing, the waiting period applicable to the Merger will expire at 11:59 p.m., New York City time, on the date that is 30 calendar days after the date of such re-filing, unless (a) the period is shortened and the transaction receives “early termination,” (b) the period is lengthened by a subsequent withdrawal and re-refiling of UCB’s notification and report form, and/or (c) the period is lengthened by a reviewing agency that issues a request for additional information and documentary material. If such a request is made, the waiting period will be extended until 11:59 p.m., New York City time, on the date that is 30 calendar days after substantial compliance by UCB and the Company with such request, unless such waiting period is extended voluntarily by the parties or terminated earlier by the reviewing agency.

The Company continues to anticipate that the Merger will be consummated by the end of the first quarter of 2020, assuming satisfaction or waiver of all of the conditions to the Merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RA PHARMACEUTICALS, INC.

Date: December 17, 2019	By:	/s/ David C. Lubner
David C. Lubner
Executive Vice President and Chief Financial Officer

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